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                                                                    EXHIBIT 99.4

                           PINNACLE FOODS GROUP INC.

                      OFFER TO EXCHANGE UP TO $394,000,000
                       AGGREGATE PRINCIPAL AMOUNT OF ITS
                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2013
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2013

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 2004 UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Prospectus dated           , 2004 (the
"Prospectus") and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Pinnacle Foods Group Inc. (the "Issuer") to exchange its 8 1/4% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933 (the "Exchange Notes"), for an equal principal amount of its outstanding 8 1/4% Senior Subordinated Notes due 2013, which were issued on November 25, 2003 and February 20, 2004 (the "Old Notes" and together with the Exchange Notes, the "Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreements, dated November 25, 2003 and February 20, 2004, among the Issuer and the initial purchasers of the Old Notes (the "Registration Rights Agreements").

     The enclosed material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, we urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 p.m., New
York City time, on           , 2004, unless extended. The term "Expiration Date"
shall mean 5:00 p.m., New York City time, on           , 2004, unless the
Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. A tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
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     Your attention is directed to the following:

          1. The Issuer will issue a like principal amount of Exchange Notes in exchange for the principal amount of Old Notes surrendered pursuant to the Exchange Offer, of which $394,000,000 aggregate principal amount of Old Notes was outstanding as of the date of the Prospectus. The terms of the Exchange Notes are identical in all respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreements.

          2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER -- CERTAIN CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

          3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
     New York City time, on           , 2004, unless extended.

          4. The Issuer has agreed to pay the expenses of the Exchange Offer.

          5. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to us will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

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     If you wish us to tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to exchange Old Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Pinnacle Foods Group Inc.

     This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

     Aggregate Principal Amount of Old Notes to be tendered for exchange:

                                                   $

     * I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Old Notes in the space above, all Old Notes held by you for my (our) account will be tendered for exchange.

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                                  SIGNATURE(S)

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  CAPACITY (FULL TITLE), IF SIGNING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

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                    NAME(S) AND ADDRESS, INCLUDING ZIP CODE

Date:
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                         AREA CODE AND TELEPHONE NUMBER

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                 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

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